Filed pursuant to Rule 433(d)
Registration Statement No. 333-131895
FREE WRITING PROSPECTUS

$1,659,277,000 (Approximate)

Argent Securities Trust 2006-M2
Issuing Entity

Asset-Backed Pass-Through Certificates,
Series 2006-M2

Argent Securities Inc.
Depositor

Ameriquest Mortgage Company
Seller, Sponsor and Master Servicer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

PRELIMINARY TERM SHEET
$941,895,000 (Approximate Offered Certificates)

Asset-Backed Pass-Through Certificates, Series 2006-M2 August 14, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. Ameriquest Mortgage Company (Originators) Ameriquest Mortgage Company (Master Servicer)

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES. JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

PRELIMINARY TERM SHEET DATED August 14, 2006

Argent Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-M2

$ 941,895,000

(Approximate Offered Certificates)

Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2A	274,200,000	FLT/SEQ/SR	1.00 / 1.00	1 - 22 / 1 - 22	0	Actual/360	September 2036	Aaa/AAA/AAA	22.00%
A-2B	128,700,000	FLT/SEQ/SR	2.00 / 2.00	22 - 26 / 22 - 26	0	Actual/360	September 2036	Aaa/AAA/AAA	22.00%
A-2C	122,700,000	FLT/SEQ/SR	3.00 / 3.00	26 - 59 / 26 - 59	0	Actual/360	September 2036	Aaa/AAA/AAA	22.00%
A-2D	83,080,000	FLT/SEQ/SR	7.24 / 7.81	59 - 113 / 59 - 191	0	Actual/360	September 2036	Aaa/AAA/AAA	22.00%
M-1	88,404,000	FLT/MEZ	5.33 / 5.57	43 - 113 / 43 - 178	0	Actual/360	September 2036	Aa1/AA+/AA+	16.80%
M-2	73,953,000	FLT/MEZ	5.22 / 5.43	41 - 113 / 41 - 160	0	Actual/360	September 2036	Aa2/AA/AA	12.45%
M-3	26,351,000	FLT/MEZ	5.17 / 5.36	40 - 113 / 40 - 149	0	Actual/360	September 2036	Aa3/AA-/AA	10.90%
M-4	35,702,000	FLT/MEZ	5.15 / 5.31	39 - 113 / 39 - 143	0	Actual/360	September 2036	A1/A+/A+	8.80%
M-5	26,351,000	FLT/MEZ	5.14 / 5.26	39 - 113 / 39 - 135	0	Actual/360	September 2036	A2/A/A	7.25%
M-6	19,551,000	FLT/MEZ	5.12 / 5.20	38 - 113 / 38 - 127	0	Actual/360	September 2036	A3/A-/A-	6.10%
M-7	24,651,000	FLT/MEZ	5.11 / 5.14	38 - 113 / 38 - 121	0	Actual/360	September 2036	Baa1/BBB+/BBB+	4.65%
M-8	14,451,000	FLT/MEZ	5.05 / 5.05	37 - 110 / 37 - 110	0	Actual/360	September 2036	Baa2/BBB/BBB	3.80%
M-9	13,601,000	FLT/MEZ	4.94 / 4.94	37 - 102 / 37 - 102	0	Actual/360	September 2036	Baa3/BBB-/BBB	3.00%
M-10	10,200,000	FLT/MEZ	4.82 / 4.82	37 - 93 / 37 - 93	0	Actual/360	September 2036	Ba1/BB+/BBB-	2.40%
Non-Offered Certificates
A-1	717,382,000	FLT/SR	Not Offered		0	Actual/360	September 2036	Aaa/AAA/AAA	22.00%
M-11	17,001,000	FLT/MEZ	Not Offered		0	Actual/360	September 2036	Ba2/BB/BB	1.40%
CE	23,800,753	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.
(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.
(3) To 5% Optional Termination at the pricing speed.
(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)
Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans
100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms
Parties: Depositor:	Argent Securities Inc.
Originators:	Ameriquest Mortgage Company and Argent Mortgage Company, L.L.C.
Seller, Sponsor and Master Servicer:
Ameriquest Mortgage Company.

Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools sponsored by the Sponsor and serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.
Swap Provider:	Barclays Bank PLC
Co-Lead Underwriters:	J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.
Co-Managers:	Deutsche Bank Securities Inc., UBS Securities LLC
Collateral:
Mortgage Loans:
As of the Cut-off Date, 8,144 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,700,078,853 (the “Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 5,418 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $919,721,079 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,726 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $780,357,774 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Insured AVM Loans:
Approximately 3.31% of the Mortgage Loans were originated using an insured automated valuation model (“Insured AVM”). Upon the liquidation of a related mortgaged property, if the Insured AVM is determined to have overstated the mortgaged property’s value as of the date originally made, the Insured AVM Insurer is liable for the lesser of: (i) losses of principal and (ii) the amount by which the Insured AVM overstated the mortgaged property’s value at origination. St. Paul Travelers (the “Insured AVM Insurer”) is the provider under the master policy for the Insured AVM.

Primary Mortgage Insurance Policy:
As of the Cut-off Date, approximately 10.23% of the Mortgage Loans will be covered by a mortgage insurance policy (the “PMI Policy”) issued by Mortgage Guaranty Insurance Corporation (the “Mortgage Insurance Provider”). For each of those Mortgage Loans, the Mortgage Insurance Provider provides insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property.

Dates:
Cut-off Date:	The close of business on August 1, 2006.
Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in September 2006.
Record Date:
Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.

Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of August 14, 2006.
Expected Closing Date:	On or about August 29, 2006.
Designations:
Certificates:	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-M2.
Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.
Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Offered Certificates:	Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-11 Certificates).
Non-Offered Certificates:	Class A-1, Class M-11, Class CE, Class P and Residual Certificates.
Residual Certificates:	Class R and Class R-X Certificates.
Retained Certificates:	Class CE, Class P and Residual Certificates.
Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates, which evidence interests in the Group II Mortgage Loans.
Other Terms:
Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.
ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.
Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.
Prepayment Period:
For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.
Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum), (b) the Trustee Fee Rate (0.00125% per annum) and (c) the PMI Insurer Fee Rate, if applicable.
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:
The majority holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); Subordination; and Primary Mortgage Insurance Policy.
Initial Overcollateralization Target Percentage:	Approximately 1.40%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Overcollateralization Target Amount:
For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:
The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial CE%	Target CE% On/After Stepdown Date
Class A	22.00%	2x Initial CE%
M-1	16.80%	2x Initial CE%
M-2	12.45%	2x Initial CE%
M-3	10.90%	2x Initial CE%
M-4	8.80%	2x Initial CE%
M-5	7.25%	2x Initial CE%
M-6	6.10%	2x Initial CE%
M-7	4.65%	2x Initial CE%
M-8	3.80%	2x Initial CE%
M-9	3.00%	2x Initial CE%
M-10	2.40%	2x Initial CE%
M-11	1.40%	2x Initial CE%

Overcollateralization Reduction Amount:
For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:
For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans,, multiplied by 12.

Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.

Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Coupon Step-up:
After the Optional Termination Date, if the majority holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

Certificates	After Optional Termination
Class A Certificates	2x Applicable Margin
Class M Certificates	1.5x Applicable Margin

Net WAC Rate Carryover Amount:
For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $1,580,035,609.66 (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to 5.3842% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:
For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period.

Class A Principal Distribution Amount:
With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow and any net swap payment received from the Swap Provider required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, Class A-2C, and the Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on that and subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:
The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage, then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage and then to the Class M-11 Certificates until it reaches 2x the Class M-11 Initial Credit Enhancement Percentage in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.

Delinquency Trigger Event:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be 36.36%.

Cumulative Loss Test:
The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
September 2008 through August 2009	1.15% for the first month plus an additional 1/12th of 1.40% for each month thereafter
September 2009 through August 2010	2.55% for the first month plus an additional 1/12th of 1.45% for each month thereafter
September 2010 through August 2011	4.00% for the first month plus an additional 1/12th of 1.20% for each month thereafter
September 2011 through August 2012	5.20% for the first month plus an additional 1/12th of 0.60% for each month thereafter
September 2012 and thereafter	5.80%

Payment Priority:
On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
1	1,580,035,609.66	37	322,065,481.21
2	1,569,328,981.24	38	312,820,044.18
3	1,550,272,314.72	39	303,869,519.41
4	1,530,838,260.67	40	295,195,950.85
5	1,510,914,382.86	41	286,760,910.85
6	1,482,471,976.43	42	278,523,479.50
7	1,453,855,298.45	43	270,430,388.63
8	1,424,685,570.50	44	262,524,141.59
9	1,379,323,887.37	45	254,857,158.77
10	1,334,722,061.31	46	247,439,421.34
11	1,290,640,589.36	47	240,247,960.03
12	1,234,926,357.90	48	233,282,549.10
13	1,181,711,642.58	49	226,538,641.51
14	1,130,893,579.40	50	220,002,786.45
15	1,082,336,597.83	51	213,675,570.82
16	1,035,695,885.58	52	207,514,191.14
17	990,339,157.70	53	201,533,732.68
18	926,701,558.65	54	195,741,903.38
19	867,315,474.25	55	190,109,500.26
20	811,612,045.39	56	184,648,472.06
21	746,737,888.59	57	179,357,406.40
22	687,691,199.44	58	174,244,382.92
23	633,941,256.82	59	169,291,455.76
24	478,292,609.16	60	164,486,203.70
25	468,199,297.58	61	159,832,371.63
26	458,105,985.99	62	155,319,732.44
27	448,012,674.41	63	150,916,535.43
28	437,919,362.82	64	146,646,036.50
29	427,826,051.24	65	142,515,620.95
30	417,732,739.66	66	138,490,371.96
31	354,499,657.75	67	134,514,504.43
32	349,928,423.62	68	130,629,587.97
33	345,357,189.49	69	126,783,685.30
34	340,785,955.36	70	0.00
35	336,214,721.23	and
36	331,643,487.09	thereafter

PART IV: COLLATERAL STATISTICS

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	8,144

Aggregate Current Principal Balance	$1,700,078,853	$18,789 to $999,033
Average Current Principal Balance	$208,752

Aggregate Original Principal Balance	$1,701,004,505	$18,795 to $1,000,000
Average Original Principal Balance	$208,866

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.75%

Wtd. Avg. Gross Coupon	8.322%	5.600% to 13.450%

Wtd. Avg. Original Term (months)	359	120 to 360
Wtd. Avg. Remaining Term (months)	358	117 to 360

Margin (ARM Loans Only)	5.916%	4.250% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.407%	11.600% to 18.600%

Minimum Mortgage Rate (ARM Loans Only)	8.407%	5.600% to 12.600%

Wtd. Avg. Original LTV (1)	81.25%	14.29% to 100.00%

Wtd. Avg. Borrower FICO	620	500 to 817

Retail Originations	9.26%

Geographic Distribution (Top 5)	CA (28.82%)
	FL (13.05%)
	AZ (6.71%)
	IL (6.55%)
	NY (4.71%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	2,685	524,735,831.90	30.87	359	39.95	8.774	602	81.99
2YR/6MO LIB - 40YR	860	244,135,641.10	14.36	359	42.40	8.180	627	82.43
2YR/6MO LIB - 5YR IO	633	209,195,087.33	12.31	359	40.21	7.815	653	82.56
3YR/6MO LIB	1,296	244,338,997.69	14.37	359	39.87	8.659	597	81.89
3YR/6MO LIB - 40YR	303	82,371,666.93	4.85	359	42.39	8.226	623	84.56
3YR/6MO LIB - 5YR IO	202	59,318,677.27	3.49	359	40.76	7.400	651	83.16
FIXED RATE	1,912	273,561,542.03	16.09	352	39.98	8.128	630	76.24
FIXED RATE - 40YR	185	43,543,096.18	2.56	359	41.69	7.372	626	80.22
FIXED RATE - 5YR IO	68	18,878,312.59	1.11	355	40.34	7.152	656	76.88
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	39	900,063.00	0.05	355	39.17	11.602	629	100.00
25,000.01 - 50,000.00	222	8,798,508.00	0.52	354	40.27	11.237	628	90.69
50,000.01 - 100,000.00	1,647	124,073,593.80	7.29	353	37.97	9.387	597	83.17
100,000.01 - 150,000.00	1,531	191,788,448.90	11.28	356	39.99	8.777	601	81.11
150,000.01 - 200,000.00	1,333	233,414,980.00	13.72	358	40.73	8.440	610	81.20
200,000.01 - 250,000.00	983	221,416,083.00	13.02	358	41.04	8.215	614	80.38
250,000.01 - 300,000.00	718	197,612,119.00	11.62	358	41.42	8.117	627	81.16
300,000.01 - 350,000.00	478	155,177,780.00	9.12	359	40.23	7.959	625	81.17
350,000.01 - 400,000.00	363	135,763,757.00	7.98	359	40.92	8.002	631	81.95
400,000.01 - 450,000.00	261	111,416,216.00	6.55	358	40.14	7.969	634	80.68
450,000.01 - 500,000.00	222	105,738,398.00	6.22	357	41.26	8.205	633	81.66
500,000.01 - 550,000.00	109	56,971,645.00	3.35	359	40.37	8.044	639	82.66
550,000.01 - 600,000.00	94	54,054,715.00	3.18	359	40.99	8.128	633	81.00
600,000.01 - 650,000.00	46	28,780,748.00	1.69	359	40.97	8.300	634	80.60
650,000.01 - 700,000.00	38	25,515,531.00	1.50	359	41.30	7.970	639	81.90
700,000.01 - 750,000.00	17	12,364,169.00	0.73	359	42.10	8.491	590	78.49
750,000.01 or greater	43	37,217,750.00	2.19	359	39.66	7.619	633	76.22
Total:	8,144	1,701,004,504.70	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	39	899,725.96	0.05	355	39.17	11.602	629	100.00
25,000.01 - 50,000.00	227	9,040,894.37	0.53	354	40.29	11.187	627	90.28
50,000.01 - 100,000.00	1,643	123,783,651.16	7.28	353	37.97	9.386	597	83.18
100,000.01 - 150,000.00	1,531	191,715,709.25	11.28	356	39.99	8.778	601	81.12
150,000.01 - 200,000.00	1,332	233,135,882.02	13.71	358	40.73	8.439	610	81.19
200,000.01 - 250,000.00	984	221,554,849.56	13.03	358	41.04	8.214	614	80.39
250,000.01 - 300,000.00	718	197,564,520.67	11.62	358	41.43	8.118	627	81.17
300,000.01 - 350,000.00	477	154,804,644.01	9.11	359	40.21	7.959	624	81.14
350,000.01 - 400,000.00	364	136,095,654.06	8.01	359	40.94	8.003	631	81.97
400,000.01 - 450,000.00	260	110,967,207.57	6.53	358	40.11	7.967	634	80.64
450,000.01 - 500,000.00	222	105,694,385.41	6.22	357	41.26	8.205	633	81.66
500,000.01 - 550,000.00	109	56,952,047.45	3.35	359	40.37	8.044	639	82.66
550,000.01 - 600,000.00	94	54,033,593.62	3.18	359	40.99	8.128	633	81.00
600,000.01 - 650,000.00	46	28,771,665.42	1.69	359	40.97	8.300	634	80.60
650,000.01 - 700,000.00	38	25,507,660.38	1.50	359	41.30	7.970	639	81.90
700,000.01 - 750,000.00	17	12,359,824.09	0.73	359	42.10	8.491	590	78.49
750,000.01 or greater	43	37,196,938.02	2.19	359	39.66	7.619	633	76.22
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 to 120	3	296,230.34	0.02	118	32.89	8.114	629	49.84
121 to 180	64	6,293,243.07	0.37	179	35.34	8.560	617	68.43
181 to 240	54	7,082,459.55	0.42	239	38.37	8.230	616	78.08
241 to 300	11	1,431,208.60	0.08	299	38.61	8.536	640	86.00
301 to 360	8,012	1,684,975,711.46	99.11	359	40.55	8.321	620	81.31
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	35	10,997,270.10	0.65	359	39.41	5.874	700	64.99
6.000 - 6.499	206	66,707,394.82	3.92	357	37.13	6.202	699	64.11
6.500 - 6.999	423	123,828,212.52	7.28	358	39.91	6.795	637	77.01
7.000 - 7.499	756	199,860,070.75	11.76	358	40.31	7.238	637	80.17
7.500 - 7.999	1,434	351,326,379.42	20.67	358	41.29	7.758	625	80.42
8.000 - 8.499	1,095	237,115,950.17	13.95	358	40.91	8.247	618	81.42
8.500 - 8.999	1,454	299,758,639.98	17.63	358	41.15	8.731	608	82.56
9.000 - 9.499	762	135,796,526.24	7.99	358	40.39	9.235	596	84.26
9.500 - 9.999	834	136,875,038.84	8.05	357	40.12	9.728	596	85.30
10.000 - 10.499	380	55,197,563.76	3.25	358	39.29	10.239	592	86.94
10.500 - 10.999	300	42,853,954.43	2.52	357	39.18	10.718	586	86.43
11.000 - 11.499	104	12,032,094.17	0.71	356	39.79	11.198	601	89.04
11.500 - 11.999	117	11,355,959.82	0.67	357	39.23	11.756	605	90.69
12.000 - 12.499	111	8,548,879.04	0.50	357	42.16	12.285	598	90.64
12.500 - 12.999	102	6,326,088.33	0.37	356	42.31	12.698	612	98.33
13.000 - 13.499	31	1,498,830.63	0.09	359	41.75	13.107	607	100.00
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	19	1,522,555.17	0.09	359	40.86	8.113	647	21.45
25.01 to 30.00	20	2,253,600.22	0.13	346	32.30	8.090	615	27.95
30.01 to 35.00	29	3,317,631.56	0.20	338	39.64	8.124	609	32.55
35.01 to 40.00	41	7,831,364.09	0.46	352	34.98	7.280	672	38.11
40.01 to 45.00	55	9,942,568.74	0.58	351	39.46	7.386	636	42.92
45.01 to 50.00	81	17,391,150.82	1.02	356	37.03	7.255	652	47.92
50.01 to 55.00	108	23,394,155.27	1.38	358	37.53	7.399	643	52.77
55.01 to 60.00	168	35,098,176.34	2.06	356	39.08	7.640	618	58.00
60.01 to 65.00	275	61,849,653.64	3.64	355	40.37	7.749	620	63.32
65.01 to 70.00	318	66,038,970.36	3.88	357	40.65	7.956	588	68.35
70.01 to 75.00	494	105,627,134.13	6.21	357	41.01	8.171	580	73.99
75.01 to 80.00	2,421	596,915,750.72	35.11	358	40.85	8.084	635	79.83
80.01 to 85.00	837	184,247,008.48	10.84	358	40.59	8.263	598	84.40
85.01 to 90.00	1,997	378,161,147.86	22.24	358	40.00	8.634	611	89.66
90.01 to 95.00	830	172,087,275.86	10.12	358	41.52	8.838	629	94.73
95.01 - 100.00	451	34,400,709.76	2.02	358	41.12	11.365	641	99.99
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	426	71,402,476.90	4.20	357	41.84	9.249	510	76.41
520 to 539	563	99,445,431.01	5.85	358	42.01	8.956	530	78.40
540 to 559	743	133,501,797.92	7.85	358	41.62	8.778	551	79.99
560 to 579	642	126,363,770.76	7.43	358	41.66	8.685	569	81.04
580 to 599	837	160,853,701.14	9.46	358	40.87	8.565	589	81.99
600 to 619	1,186	237,765,932.06	13.99	358	40.50	8.310	609	83.59
620 to 639	1,377	299,329,336.01	17.61	357	41.08	8.179	629	82.54
640 to 659	846	195,743,243.91	11.51	358	40.02	8.022	650	82.50
660 to 679	549	128,530,322.91	7.56	357	40.12	8.047	668	82.92
680 to 699	386	99,016,091.79	5.82	358	39.62	7.903	688	81.42
700 to 719	197	50,246,823.79	2.96	359	37.81	7.860	709	80.43
720 to 739	137	32,242,541.65	1.90	357	37.25	7.873	730	77.75
740 to 759	93	21,798,278.90	1.28	358	36.72	7.804	749	77.66
760 to 779	98	24,601,128.50	1.45	359	36.96	7.579	768	74.62
780 to 799	43	11,950,537.06	0.70	357	36.37	7.085	785	66.13
800 or greater	21	7,287,438.71	0.43	359	33.43	6.664	807	61.86
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	348	68,282,007.38	4.02	356	13.56	8.332	639	80.00
20.01 - 25.00	362	66,421,026.39	3.91	356	23.10	8.341	634	79.57
25.01 - 30.00	559	102,743,038.25	6.04	357	28.18	8.311	625	78.70
30.01 - 35.00	832	158,164,922.72	9.30	357	33.22	8.303	619	80.05
35.01 - 40.00	1,317	273,595,863.87	16.09	358	38.15	8.247	625	80.80
40.01 - 45.00	1,894	411,152,442.11	24.18	358	43.09	8.327	620	82.29
45.01 - 50.00	2,537	557,636,991.57	32.80	358	48.08	8.357	616	83.27
50.01 - 55.00	295	62,082,560.73	3.65	357	53.37	8.338	576	68.60
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	53	7,470,505.35	0.44	351	43.34	9.275	597	86.93
Alaska	12	2,015,559.19	0.12	359	43.13	8.424	625	79.68
Arizona	590	113,990,376.23	6.71	358	39.44	8.390	629	82.48
Arkansas	24	2,608,572.86	0.15	349	33.63	9.782	622	88.01
California	1,374	489,993,249.56	28.82	358	40.93	7.969	634	79.06
Colorado	145	25,836,614.29	1.52	358	39.47	8.067	615	84.99
Connecticut	70	16,050,305.30	0.94	357	40.75	8.132	619	79.58
Delaware	27	5,160,781.41	0.30	347	42.61	8.010	594	82.28
District Of Columbia	1	237,667.68	0.01	357	36.00	9.800	632	85.00
Florida	1,037	221,912,010.37	13.05	358	40.97	8.415	619	81.28
Georgia	26	3,604,922.93	0.21	354	40.02	9.034	612	83.01
Hawaii	35	10,009,471.26	0.59	358	43.95	7.391	656	68.90
Idaho	21	3,602,727.29	0.21	358	36.78	8.696	614	87.83
Illinois	577	111,343,906.05	6.55	358	41.02	8.577	613	82.71
Indiana	180	15,758,319.45	0.93	356	39.03	9.087	605	86.06
Iowa	36	3,656,537.04	0.22	359	39.09	9.176	589	86.70
Kansas	45	4,996,644.23	0.29	352	39.67	9.014	597	85.62
Kentucky	45	5,041,570.65	0.30	357	39.87	8.719	587	85.41
Louisiana	98	12,104,849.64	0.71	352	37.66	8.684	604	83.04
Maine	17	2,502,541.62	0.15	359	41.83	8.786	560	80.00
Maryland	308	69,410,773.97	4.08	358	41.38	8.097	599	79.42
Massachusetts	132	32,744,834.17	1.93	355	41.61	8.098	618	79.95
Michigan	248	26,568,431.00	1.56	357	39.22	9.170	596	86.90
Minnesota	105	20,952,868.24	1.23	356	41.31	8.487	614	84.64
Mississippi	29	3,210,788.32	0.19	354	40.68	9.052	575	82.29
Missouri	200	21,028,999.83	1.24	358	39.39	9.138	589	85.42
Montana	7	849,195.56	0.05	359	41.04	8.890	586	83.26
Nebraska	24	2,698,051.22	0.16	357	41.13	9.060	620	86.60
Nevada	145	35,932,755.89	2.11	359	40.35	8.139	635	81.68
New Hampshire	14	2,867,790.89	0.17	358	42.75	9.086	599	82.76
New Jersey	262	70,546,814.12	4.15	358	40.71	8.232	606	79.84
New Mexico	63	9,367,627.03	0.55	358	39.45	8.781	617	84.71
New York	254	80,098,772.43	4.71	359	41.44	8.117	625	78.35
North Carolina	77	9,619,140.01	0.57	356	37.78	9.135	594	85.16
Ohio	310	33,016,257.30	1.94	353	38.07	8.828	592	85.53
Oklahoma	59	5,599,457.29	0.33	354	38.96	9.110	594	86.45
Oregon	47	9,111,219.48	0.54	359	38.25	8.038	628	76.90
Pennsylvania	251	33,551,407.21	1.97	355	39.56	8.500	598	83.31
Rhode Island	56	14,225,878.07	0.84	359	40.20	7.783	619	80.83
South Carolina	46	5,683,804.33	0.33	354	40.48	8.906	578	83.02
South Dakota	4	503,159.96	0.03	359	39.15	9.138	650	90.25
Tennessee	94	11,589,549.37	0.68	353	38.91	9.037	589	88.01
Texas	447	51,651,418.37	3.04	354	38.89	9.001	600	84.19
Utah	186	29,297,297.12	1.72	359	37.78	8.600	640	84.48
Vermont	5	758,950.40	0.04	358	45.82	8.971	590	84.56
Washington	169	37,678,620.48	2.22	358	41.24	8.016	623	81.16
Wisconsin	180	22,406,780.62	1.32	358	41.56	9.403	595	86.25
Wyoming	9	1,211,077.94	0.07	359	36.35	8.176	612	80.65
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status*	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	7,251	1,565,200,820.88	92.07	358	41.14	8.252	617	80.90
Investor	842	124,697,416.26	7.33	358	32.83	9.232	650	85.80
Second Home	51	10,180,615.88	0.60	359	39.30	7.951	645	78.60
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	5,045	967,183,938.99	56.89	357	40.17	8.044	608	80.19
Stated Documentation	2,379	570,292,134.67	33.55	358	41.35	8.758	642	82.52
Limited Documentation	720	162,602,779.36	9.56	358	39.72	8.444	610	83.04
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	3,491	725,802,884.87	42.69	359	40.13	8.484	642	83.85
Refinance-Debt Consolidation Cash Out**	4,341	916,563,805.80	53.91	357	41.00	8.232	601	79.32
Refinance-Debt Consolidation No Cash Out***	312	57,712,162.35	3.39	354	37.84	7.702	633	79.11
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	6,889	1,474,520,017.75	86.73	358	40.46	8.272	624	81.59
II	188	39,709,413.73	2.34	358	40.30	8.464	587	81.80
III	51	10,160,286.14	0.60	359	38.68	8.936	560	75.11
IV	90	15,764,768.96	0.93	356	40.93	9.341	562	69.77
V	10	2,555,037.56	0.15	358	46.07	10.308	561	63.74
8A	5	258,256.25	0.02	357	37.06	9.749	741	92.65
7A	3	128,627.89	0.01	358	38.99	10.598	684	100.00
6A	83	15,163,454.71	0.89	344	41.45	7.664	669	80.83
5A	97	20,596,049.75	1.21	354	40.54	7.582	649	79.19
4A	118	21,968,371.57	1.29	349	41.36	8.294	631	80.88
3A	84	14,026,332.39	0.83	356	41.09	8.331	614	82.41
2A	106	17,622,892.55	1.04	349	41.36	8.656	601	79.97
A	167	26,864,708.23	1.58	357	42.46	8.806	572	81.20
B	117	19,863,026.93	1.17	354	40.94	9.309	546	79.06
C	107	16,833,866.10	0.99	349	39.66	9.538	541	76.60
D	29	4,043,742.51	0.24	356	41.38	9.771	527	65.51
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	6,274	1,279,782,565.58	75.28	357	40.62	8.306	617	81.17
Single Family Attached	16	2,379,072.61	0.14	349	38.42	8.969	615	84.43
Two-to Four-Family	477	112,651,648.29	6.63	358	39.72	8.398	631	79.64
Condo	533	98,810,642.78	5.81	359	40.51	8.445	634	82.36
PUD	816	200,529,508.80	11.80	358	40.27	8.325	621	82.03
PUD Attached	28	5,925,414.96	0.35	359	43.87	7.853	616	82.77
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	3,007	605,697,870.28	35.63	358	40.46	8.747	617	82.30
12 months	350	104,890,085.10	6.17	359	39.92	8.152	634	80.09
24 months	2,880	637,265,520.19	37.48	359	40.94	8.185	618	82.08
30 months	1	185,033.66	0.01	359	42.00	8.990	554	84.92
36 months	1,906	352,040,343.79	20.71	355	40.04	7.888	622	78.26
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	7,377	1,315,350,758.25	77.37	357	40.45	8.371	616	81.28
Non-conforming	767	384,728,094.77	22.63	358	40.78	8.154	633	81.14
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.500 - 11.999	16	4,639,883.94	0.34	359	43.90	5.801	659	74.35
12.000 - 12.499	52	16,426,546.98	1.20	359	36.16	6.265	643	76.27
12.500 - 12.999	245	79,328,528.30	5.82	359	39.90	6.794	640	79.34
13.000 - 13.499	545	155,927,511.34	11.43	359	39.97	7.238	638	80.59
13.500 - 13.999	1,104	291,574,424.29	21.37	359	41.46	7.759	627	80.96
14.000 - 14.499	876	205,452,115.87	15.06	359	40.88	8.248	620	81.68
14.500 - 14.999	1,181	262,976,281.07	19.28	358	41.18	8.732	610	82.68
15.000 - 15.499	640	122,228,705.10	8.96	359	40.31	9.233	598	84.85
15.500 - 15.999	673	121,407,173.52	8.90	359	40.03	9.727	598	85.48
16.000 - 16.499	304	48,491,072.27	3.55	359	39.06	10.237	592	86.95
16.500 - 16.999	216	36,743,946.66	2.69	358	39.02	10.708	585	86.32
17.000 - 17.499	72	9,754,102.36	0.72	359	39.19	11.200	604	88.16
17.500 - 17.999	41	6,144,776.31	0.45	359	37.70	11.749	589	84.73
18.000 - 18.499	12	2,706,508.43	0.20	359	44.31	12.341	552	74.28
18.500 - 18.999	2	294,325.78	0.02	359	45.98	12.568	510	64.03
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	16	4,639,883.94	0.34	359	43.90	5.801	659	74.35
6.000 - 6.499	52	16,426,546.98	1.20	359	36.16	6.265	643	76.27
6.500 - 6.999	245	79,328,528.30	5.82	359	39.90	6.794	640	79.34
7.000 - 7.499	545	155,927,511.34	11.43	359	39.97	7.238	638	80.59
7.500 - 7.999	1,104	291,574,424.29	21.37	359	41.46	7.759	627	80.96
8.000 - 8.499	876	205,452,115.87	15.06	359	40.88	8.248	620	81.68
8.500 - 8.999	1,181	262,976,281.07	19.28	358	41.18	8.732	610	82.68
9.000 - 9.499	640	122,228,705.10	8.96	359	40.31	9.233	598	84.85
9.500 - 9.999	673	121,407,173.52	8.90	359	40.03	9.727	598	85.48
10.000 - 10.499	304	48,491,072.27	3.55	359	39.06	10.237	592	86.95
10.500 - 10.999	216	36,743,946.66	2.69	358	39.02	10.708	585	86.32
11.000 - 11.499	72	9,754,102.36	0.72	359	39.19	11.200	604	88.16
11.500 - 11.999	41	6,144,776.31	0.45	359	37.70	11.749	589	84.73
12.000 - 12.499	12	2,706,508.43	0.20	359	44.31	12.341	552	74.28
12.500 - 12.999	2	294,325.78	0.02	359	45.98	12.568	510	64.03
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	7	1,367,425.23	0.10	358	36.95	8.929	577	86.10
4.500 - 4.749	393	80,039,454.86	5.87	359	41.41	8.564	608	82.75
5.000 - 5.249	1	166,406.17	0.01	359	55.00	8.850	514	65.29
5.250 - 5.499	24	4,979,166.75	0.37	358	44.35	7.584	663	84.40
5.500 - 5.749	39	9,483,050.56	0.70	358	40.94	7.691	646	83.39
5.750 - 5.999	51	10,822,882.03	0.79	357	41.66	8.009	627	82.21
6.000 - 6.249	5,219	1,217,847,905.46	89.28	359	40.50	8.387	619	82.36
6.250 - 6.499	104	16,375,836.38	1.20	358	41.26	8.783	572	83.24
6.500 - 6.749	71	11,926,668.67	0.87	355	41.23	9.133	545	81.39
6.750 - 6.999	66	10,386,888.07	0.76	357	40.47	9.558	539	74.73
7.000 - 7.249	4	700,218.04	0.05	359	46.21	8.265	616	85.37
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
February 1, 2008	4	221,345.29	0.02	354	34.49	9.713	580	88.66
March 1, 2008	21	4,243,620.93	0.31	355	36.97	8.558	589	89.13
April 1, 2008	77	18,042,163.73	1.32	356	40.07	8.285	598	88.69
May 1, 2008	148	34,528,730.89	2.53	356	43.05	8.608	597	87.03
June 1, 2008	82	17,157,282.79	1.26	358	40.23	8.342	605	81.90
July 1, 2008	3,550	841,584,139.70	61.70	359	40.54	8.403	621	81.91
August 1, 2008	296	62,289,277.00	4.57	360	40.80	8.597	613	81.49
February 1, 2009	2	225,759.52	0.02	354	30.65	7.204	559	83.22
March 1, 2009	8	1,263,477.80	0.09	355	43.90	8.414	567	81.53
April 1, 2009	53	10,604,962.09	0.78	356	42.12	8.122	605	89.10
May 1, 2009	84	15,310,720.37	1.12	356	40.97	8.376	596	86.62
June 1, 2009	45	8,439,962.54	0.62	358	41.11	8.641	587	83.43
July 1, 2009	1,414	306,687,010.57	22.48	359	40.40	8.367	612	82.23
August 1, 2009	195	43,497,449.00	3.19	360	40.90	8.434	612	82.53
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
Total:	5,979	1,364,095,902.22	100.00	359	40.60	8.407	617	82.34
[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	7,227	1,542,650,356.91	90.74	358	40.45	8.296	622	81.40
Retail	917	157,428,496.11	9.26	352	41.18	8.574	599	79.70
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	8,106	1,693,883,596.63	99.64	358	40.53	8.320	620	81.24
1 x 30	38	6,195,256.39	0.36	355	39.10	8.755	576	83.91
Total:	8,144	1,700,078,853.02	100.00	358	40.52	8.322	620	81.25
[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	5,418

Aggregate Current Principal Balance	$919,721,079	$18,789 to $642,865
Average Current Principal Balance	$169,753

Aggregate Original Principal Balance	$920,291,185	$18,795 to $643,500
Average Original Principal Balance	$169,858

Fully Amortizing Mortgage Loans	100.00%

1st Lien	99.30%

Wtd. Avg. Gross Coupon	8.350%	5.600% to 13.450%

Wtd. Avg. Original Term (months)	358	120 to 360
Wtd. Avg. Remaining Term (months)	357	117 to 360

Margin (ARM Loans Only)	5.877%	4.250% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.526%	11.600% to 18.600%

Minimum Mortgage Rate (ARM Loans Only)	8.526%	5.600% to 12.600%

Wtd. Avg. Original LTV (1)	80.64%	14.29% to 100.00%

Wtd. Avg. Borrower FICO	607	500 to 817

Retail Originations	15.01%

Geographic Distribution (Top 5)	CA (14.71%)
	FL (12.27%)
	IL (8.52%)
	AZ (7.56%)
	MD (5.50%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	1,852	302,248,756.39	32.86	358	39.48	8.851	592	81.61
2YR/6MO LIB - 40YR	361	76,640,541.57	8.33	359	42.57	8.118	608	83.01
2YR/6MO LIB - 5YR IO	211	48,786,520.38	5.30	359	41.16	7.731	646	84.39
3YR/6MO LIB	1,023	166,931,593.18	18.15	358	39.98	8.661	591	81.27
3YR/6MO LIB - 40YR	191	42,680,890.50	4.64	359	43.22	8.097	607	84.64
3YR/6MO LIB - 5YR IO	119	28,983,146.16	3.15	359	41.12	7.417	645	83.56
FIXED RATE	1,442	203,569,874.83	22.13	352	40.74	8.031	622	76.11
FIXED RATE - 40YR	160	35,316,593.42	3.84	359	41.92	7.378	623	79.48
FIXED RATE - 5YR IO	59	14,563,162.59	1.58	357	42.02	7.110	651	76.61
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	33	757,583.00	0.08	354	40.82	11.647	631	100.00
25,000.01 - 50,000.00	145	5,537,095.00	0.60	354	42.18	11.251	637	90.52
50,000.01 - 100,000.00	1,219	93,538,508.00	10.16	352	38.04	9.269	595	81.94
100,000.01 - 150,000.00	1,284	160,541,057.90	17.44	355	40.47	8.687	599	80.64
150,000.01 - 200,000.00	1,027	179,175,012.00	19.47	358	41.08	8.386	603	80.95
200,000.01 - 250,000.00	692	155,667,427.00	16.92	358	41.36	8.143	607	79.49
250,000.01 - 300,000.00	466	128,477,093.00	13.96	358	41.19	8.045	616	80.26
300,000.01 - 350,000.00	291	94,363,789.00	10.25	359	40.52	7.869	614	80.31
350,000.01 - 400,000.00	193	72,136,446.00	7.84	359	40.38	7.918	614	81.12
400,000.01 - 450,000.00	47	19,486,696.00	2.12	359	40.02	7.953	629	79.81
450,000.01 - 500,000.00	13	6,279,128.00	0.68	359	37.66	7.914	621	77.94
500,000.01 - 550,000.00	6	3,125,350.00	0.34	359	38.23	7.022	643	81.25
550,000.01 - 600,000.00	1	562,500.00	0.06	356	28.00	7.500	644	81.52
600,000.01 - 650,000.00	1	643,500.00	0.07	359	39.00	6.050	764	90.00
Total:	5,418	920,291,184.90	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	33	757,315.97	0.08	354	40.82	11.647	631	100.00
25,000.01 - 50,000.00	145	5,534,820.01	0.60	354	42.18	11.251	637	90.52
50,000.01 - 100,000.00	1,220	93,562,058.04	10.17	352	38.04	9.268	595	81.94
100,000.01 - 150,000.00	1,283	160,334,440.75	17.43	355	40.47	8.687	599	80.64
150,000.01 - 200,000.00	1,027	179,066,478.39	19.47	358	41.08	8.386	603	80.95
200,000.01 - 250,000.00	693	155,828,788.26	16.94	358	41.37	8.141	607	79.51
250,000.01 - 300,000.00	466	128,452,695.43	13.97	358	41.21	8.046	616	80.28
300,000.01 - 350,000.00	290	94,010,976.48	10.22	359	40.49	7.869	614	80.26
350,000.01 - 400,000.00	194	72,488,378.70	7.88	359	40.41	7.921	613	81.17
400,000.01 - 450,000.00	46	19,078,564.77	2.07	359	39.87	7.942	630	79.60
450,000.01 - 500,000.00	13	6,276,153.48	0.68	359	37.66	7.914	621	77.94
500,000.01 - 550,000.00	6	3,125,043.25	0.34	359	38.23	7.022	643	81.25
550,000.01 - 600,000.00	1	562,500.00	0.06	356	28.00	7.500	644	81.52
600,000.01 - 650,000.00	1	642,865.49	0.07	359	39.00	6.050	764	90.00
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 to 120	3	296,230.34	0.03	118	32.89	8.114	629	49.84
121 to 180	55	5,222,796.28	0.57	178	36.51	8.672	613	67.46
181 to 240	44	5,096,223.92	0.55	239	37.60	8.339	606	77.99
241 to 300	11	1,431,208.60	0.16	299	38.61	8.536	640	86.00
301 to 360	5,305	907,674,619.88	98.69	359	40.60	8.348	607	80.73
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	25	6,685,357.38	0.73	359	39.45	5.875	688	64.64
6.000 - 6.499	151	38,784,979.25	4.22	358	39.86	6.206	684	65.24
6.500 - 6.999	283	65,772,263.27	7.15	357	40.45	6.784	632	74.64
7.000 - 7.499	483	102,478,448.31	11.14	357	41.06	7.245	628	79.18
7.500 - 7.999	913	182,164,628.65	19.81	357	41.18	7.759	612	79.73
8.000 - 8.499	692	120,634,086.75	13.12	357	41.10	8.242	601	81.17
8.500 - 8.999	974	163,291,843.45	17.75	357	40.59	8.746	592	83.00
9.000 - 9.499	539	76,996,491.02	8.37	357	39.93	9.236	588	83.56
9.500 - 9.999	600	84,352,278.23	9.17	357	39.90	9.729	584	84.66
10.000 - 10.499	287	34,082,234.63	3.71	357	39.32	10.239	590	86.22
10.500 - 10.999	223	25,952,020.89	2.82	356	38.41	10.706	586	84.48
11.000 - 11.499	81	7,470,911.42	0.81	355	40.25	11.190	584	86.56
11.500 - 11.999	66	6,162,521.41	0.67	359	39.36	11.732	578	84.62
12.000 - 12.499	50	2,835,205.54	0.31	354	43.16	12.233	610	84.49
12.500 - 12.999	38	1,642,522.41	0.18	357	44.00	12.717	614	93.56
13.000 - 13.499	13	415,286.41	0.05	359	44.24	13.113	623	100.00
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	16	1,347,567.98	0.15	359	40.64	8.033	655	21.31
25.01 to 30.00	16	1,871,843.64	0.20	344	35.19	8.185	610	27.97
30.01 to 35.00	26	3,104,787.35	0.34	339	39.62	8.188	608	32.56
35.01 to 40.00	31	4,789,464.44	0.52	348	36.73	7.725	632	38.39
40.01 to 45.00	50	8,612,438.42	0.94	350	39.63	7.393	635	42.81
45.01 to 50.00	71	13,287,897.63	1.44	355	38.77	7.520	632	47.92
50.01 to 55.00	98	18,366,912.85	2.00	357	39.18	7.497	622	52.82
55.01 to 60.00	143	25,838,261.68	2.81	355	39.03	7.818	606	58.07
60.01 to 65.00	219	42,511,862.67	4.62	355	41.57	7.870	608	63.29
65.01 to 70.00	271	50,505,466.41	5.49	356	40.95	7.978	590	68.38
70.01 to 75.00	407	77,648,526.32	8.44	357	41.08	8.125	584	73.91
75.01 to 80.00	1,024	174,019,756.71	18.92	357	40.62	8.150	607	79.53
80.01 to 85.00	669	124,342,309.59	13.52	358	40.49	8.352	594	84.32
85.01 to 90.00	1,548	254,533,235.99	27.68	358	39.88	8.669	610	89.60
90.01 to 95.00	631	109,931,835.11	11.95	357	42.03	8.688	627	94.68
95.01 to 100.00	198	9,008,912.23	0.98	359	43.99	11.270	647	99.98
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	348	53,869,105.18	5.86	356	41.97	9.276	510	76.09
520 to 539	464	70,710,279.44	7.69	358	42.38	8.900	530	77.61
540 to 559	591	97,182,169.93	10.57	358	41.58	8.728	551	79.14
560 to 579	509	86,476,738.72	9.40	358	41.49	8.675	569	80.19
580 to 599	600	101,813,888.40	11.07	357	41.04	8.391	589	81.07
600 to 619	768	133,419,688.06	14.51	357	41.21	8.269	609	83.00
620 to 639	770	131,375,467.40	14.28	356	40.88	8.134	628	82.70
640 to 659	520	92,484,062.41	10.06	357	39.42	7.986	649	82.47
660 to 679	322	56,144,614.47	6.10	356	39.53	7.901	669	82.93
680 to 699	196	35,332,560.27	3.84	358	38.08	7.840	687	81.00
700 to 719	100	18,712,557.42	2.03	358	33.37	7.895	709	80.54
720 to 739	88	15,885,034.20	1.73	357	35.33	7.879	730	77.18
740 to 759	49	8,465,087.74	0.92	357	35.04	7.806	749	76.76
760 to 779	59	10,381,298.31	1.13	359	38.31	7.558	768	75.59
780 to 799	23	4,908,162.78	0.53	355	36.27	6.899	786	61.61
800 or greater	11	2,560,364.29	0.28	359	38.50	6.284	807	56.16
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	231	38,446,180.67	4.18	357	13.38	8.565	639	80.19
20.01 - 25.00	243	35,963,583.64	3.91	353	23.18	8.490	624	78.37
25.01 - 30.00	376	56,626,354.43	6.16	355	28.20	8.434	612	78.02
30.01 - 35.00	558	89,761,989.82	9.76	356	33.18	8.356	612	79.23
35.01 - 40.00	843	144,982,318.99	15.76	357	38.13	8.267	609	79.89
40.01 - 45.00	1,224	211,754,012.31	23.02	358	43.10	8.310	606	82.11
45.01 - 50.00	1,692	296,419,467.90	32.23	358	48.18	8.364	603	83.15
50.01 - 55.00	251	45,767,171.26	4.98	357	53.36	8.305	578	68.08
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	44	5,101,577.65	0.55	349	43.05	9.280	599	85.72
Alaska	9	1,611,814.75	0.18	359	44.09	8.398	622	79.17
Arizona	397	69,557,802.41	7.56	358	40.29	8.320	620	82.42
Arkansas	21	2,312,497.37	0.25	348	33.53	9.698	623	87.09
California	493	135,292,237.07	14.71	358	39.54	7.763	619	74.17
Colorado	113	18,985,531.21	2.06	358	39.72	8.091	608	84.94
Connecticut	53	10,472,704.71	1.14	355	42.16	8.363	602	80.85
Delaware	23	4,184,024.73	0.45	359	43.58	8.046	592	82.76
District Of Columbia	1	237,667.68	0.03	357	36.00	9.800	632	85.00
Florida	603	112,846,784.41	12.27	358	41.48	8.381	602	80.30
Georgia	23	3,141,802.59	0.34	354	40.40	9.154	605	82.44
Hawaii	32	8,797,781.10	0.96	357	43.57	7.376	659	67.43
Idaho	14	2,014,492.91	0.22	359	37.74	8.739	593	86.50
Illinois	468	78,386,866.96	8.52	357	41.42	8.537	606	82.91
Indiana	142	12,729,621.79	1.38	355	39.83	9.124	600	85.53
Iowa	27	2,488,778.43	0.27	359	38.44	9.347	589	88.20
Kansas	38	3,976,503.10	0.43	353	39.70	9.094	598	86.20
Kentucky	40	4,688,985.92	0.51	357	39.52	8.721	585	85.37
Louisiana	62	7,224,586.00	0.79	352	36.38	8.700	588	82.94
Maine	17	2,502,541.62	0.27	359	41.83	8.786	560	80.00
Maryland	240	50,575,267.23	5.50	358	41.68	7.991	600	78.90
Massachusetts	97	22,434,700.69	2.44	358	42.43	8.149	610	79.15
Michigan	186	20,865,389.93	2.27	356	38.77	9.246	593	87.48
Minnesota	87	15,514,356.09	1.69	354	42.26	8.598	610	84.81
Mississippi	25	2,847,761.76	0.31	354	41.15	9.025	577	81.90
Missouri	173	17,627,848.34	1.92	358	39.58	9.106	588	85.65
Montana	3	472,413.01	0.05	359	38.30	8.780	602	84.42
Nebraska	18	1,690,532.40	0.18	355	41.14	8.864	610	85.55
Nevada	70	14,961,556.31	1.63	359	39.04	7.757	632	79.27
New Hampshire	11	2,294,986.94	0.25	359	41.69	8.865	582	80.37
New Jersey	202	47,219,057.20	5.13	358	41.73	8.119	602	77.45
New Mexico	50	7,110,659.58	0.77	358	40.21	8.590	616	84.41
New York	153	40,168,661.38	4.37	359	41.44	8.009	613	75.72
North Carolina	68	8,045,135.10	0.87	355	38.96	9.099	595	85.64
Ohio	262	28,332,025.18	3.08	352	38.49	8.762	593	85.32
Oklahoma	43	3,933,526.39	0.43	351	38.79	8.980	599	85.66
Oregon	34	5,773,201.90	0.63	359	40.70	7.986	628	77.84
Pennsylvania	189	27,162,893.95	2.95	355	39.79	8.441	600	83.50
Rhode Island	46	11,457,796.34	1.25	359	40.09	7.801	607	80.76
South Carolina	42	4,919,055.42	0.53	353	40.58	8.989	578	82.09
South Dakota	4	503,159.96	0.05	359	39.15	9.138	650	90.25
Tennessee	81	9,371,284.36	1.02	351	38.14	8.841	592	87.82
Texas	301	29,155,889.39	3.17	350	39.77	8.954	594	83.18
Utah	122	16,246,775.08	1.77	358	39.06	8.615	631	84.28
Vermont	4	647,811.15	0.07	358	45.45	8.967	592	85.34
Washington	115	22,063,523.85	2.40	357	40.89	8.062	609	80.43
Wisconsin	166	20,917,879.68	2.27	358	41.75	9.409	593	86.43
Wyoming	6	853,328.00	0.09	359	37.57	8.158	620	83.35
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	4,658	805,280,000.01	87.56	357	41.59	8.235	601	79.98
Investor	718	107,121,008.66	11.65	358	32.78	9.243	649	85.71
Second Home	42	7,320,070.35	0.80	359	40.31	7.977	638	78.33
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	3,758	622,607,030.84	67.70	357	40.99	8.142	600	80.04
Stated Documentation	1,255	226,837,170.59	24.66	358	39.41	8.854	632	81.74
Limited Documentation	405	70,276,877.59	7.64	358	40.40	8.575	593	82.39
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	1,384	170,026,665.01	18.49	359	39.39	8.940	636	86.91
Refinance-Debt Consolidation Cash Out**	3,770	708,397,187.21	77.02	357	40.91	8.238	599	79.15
Refinance-Debt Consolidation No Cash Out***	264	41,297,226.80	4.49	354	39.31	7.844	622	80.32
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	4,293	733,440,722.11	79.75	358	40.47	8.282	611	81.18
II	147	28,621,970.05	3.11	358	40.16	8.531	585	80.49
III	43	7,738,348.46	0.84	359	40.28	8.860	560	73.93
IV	67	10,557,993.90	1.15	355	42.01	8.983	565	68.35
V	7	1,297,602.84	0.14	359	42.43	10.290	556	68.51
6A	76	13,194,386.43	1.43	346	41.45	7.700	669	81.19
5A	88	17,109,944.96	1.86	353	39.81	7.597	649	78.89
4A	111	19,366,030.21	2.11	348	41.83	8.245	629	79.87
3A	77	11,929,245.38	1.30	356	40.73	8.350	612	81.86
2A	102	15,307,230.32	1.66	347	40.33	8.703	600	80.18
A	165	25,969,332.45	2.82	357	42.38	8.812	572	80.99
B	109	15,822,402.78	1.72	353	40.47	9.124	548	76.82
C	104	15,322,126.62	1.67	348	39.82	9.656	539	76.90
D	29	4,043,742.51	0.44	356	41.38	9.771	527	65.51
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	4,327	721,104,744.69	78.40	357	40.58	8.351	605	80.61
Single Family Attached	15	2,306,468.49	0.25	355	39.13	8.975	616	84.89
Two-to Four-Family	352	72,417,911.97	7.87	358	39.02	8.357	625	78.09
Condo	309	46,387,173.58	5.04	358	40.58	8.538	625	82.80
PUD	393	73,164,899.79	7.96	358	41.76	8.229	605	81.84
PUD Attached	22	4,339,880.50	0.47	359	43.06	7.864	606	82.70
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	2,059	342,070,942.51	37.19	357	40.69	8.607	605	81.10
12 months	210	49,381,236.80	5.37	358	40.31	8.087	622	79.21
24 months	1,614	275,001,559.60	29.90	359	40.55	8.410	601	82.43
30 months	1	185,033.66	0.02	359	42.00	8.990	554	84.92
36 months	1,534	253,082,306.45	27.52	354	40.43	7.989	614	78.33
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.500 - 11.999	12	3,089,403.94	0.46	359	42.00	5.811	659	75.50
12.000 - 12.499	34	8,137,417.97	1.22	359	37.36	6.256	629	74.84
12.500 - 12.999	127	31,162,102.16	4.68	359	40.50	6.776	634	77.76
13.000 - 13.499	298	65,340,637.56	9.81	359	40.93	7.247	625	79.50
13.500 - 13.999	631	131,845,251.52	19.79	358	41.38	7.761	610	80.53
14.000 - 14.499	516	95,215,208.85	14.29	358	40.91	8.242	600	81.76
14.500 - 14.999	739	131,281,002.28	19.70	358	40.43	8.750	590	83.29
15.000 - 15.499	446	66,627,936.99	10.00	359	39.72	9.235	588	84.32
15.500 - 15.999	475	72,045,951.52	10.81	358	39.71	9.730	585	84.93
16.000 - 16.499	227	28,647,244.57	4.30	359	38.91	10.235	591	86.30
16.500 - 16.999	157	21,398,333.19	3.21	358	37.99	10.698	586	84.40
17.000 - 17.499	55	5,828,276.08	0.87	359	39.49	11.185	585	85.36
17.500 - 17.999	30	4,335,664.75	0.65	359	37.97	11.720	568	80.61
18.000 - 18.499	8	1,022,691.02	0.15	359	41.32	12.302	568	67.17
18.500 - 18.999	2	294,325.78	0.04	359	45.98	12.568	510	64.03
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	12	3,089,403.94	0.46	359	42.00	5.811	659	75.50
6.000 - 6.499	34	8,137,417.97	1.22	359	37.36	6.256	629	74.84
6.500 - 6.999	127	31,162,102.16	4.68	359	40.50	6.776	634	77.76
7.000 - 7.499	298	65,340,637.56	9.81	359	40.93	7.247	625	79.50
7.500 - 7.999	631	131,845,251.52	19.79	358	41.38	7.761	610	80.53
8.000 - 8.499	516	95,215,208.85	14.29	358	40.91	8.242	600	81.76
8.500 - 8.999	739	131,281,002.28	19.70	358	40.43	8.750	590	83.29
9.000 - 9.499	446	66,627,936.99	10.00	359	39.72	9.235	588	84.32
9.500 - 9.999	475	72,045,951.52	10.81	358	39.71	9.730	585	84.93
10.000 - 10.499	227	28,647,244.57	4.30	359	38.91	10.235	591	86.30
10.500 - 10.999	157	21,398,333.19	3.21	358	37.99	10.698	586	84.40
11.000 - 11.499	55	5,828,276.08	0.87	359	39.49	11.185	585	85.36
11.500 - 11.999	30	4,335,664.75	0.65	359	37.97	11.720	568	80.61
12.000 - 12.499	8	1,022,691.02	0.15	359	41.32	12.302	568	67.17
12.500 - 12.999	2	294,325.78	0.04	359	45.98	12.568	510	64.03
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	6	962,658.24	0.14	358	39.04	9.005	601	84.46
4.500 - 4.749	326	58,230,654.22	8.74	359	41.63	8.526	601	82.73
5.000 - 5.249	1	166,406.17	0.02	359	55.00	8.850	514	65.29
5.250 - 5.499	22	4,086,666.75	0.61	357	45.29	7.729	663	87.65
5.500 - 5.749	34	7,017,545.76	1.05	358	38.91	7.731	646	80.74
5.750 - 5.999	48	9,580,840.69	1.44	356	42.11	7.985	627	81.89
6.000 - 6.249	3,087	551,965,701.89	82.84	359	40.18	8.516	602	82.25
6.250 - 6.499	100	14,566,657.42	2.19	358	40.57	8.773	568	82.66
6.500 - 6.749	66	9,897,274.48	1.49	354	41.48	9.016	548	79.83
6.750 - 6.999	63	9,096,824.52	1.37	357	40.73	9.726	535	74.20
7.000 - 7.249	4	700,218.04	0.11	359	46.21	8.265	616	85.37
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
February 1, 2008	4	221,345.29	0.03	354	34.49	9.713	580	88.66
March 1, 2008	17	3,133,741.81	0.47	355	37.02	8.927	580	88.65
April 1, 2008	66	13,541,664.62	2.03	356	40.45	8.319	595	88.49
May 1, 2008	116	22,521,996.63	3.38	356	41.61	8.666	584	87.30
June 1, 2008	49	7,318,497.22	1.10	358	40.35	8.700	586	78.61
July 1, 2008	1,976	346,349,577.77	51.98	359	40.04	8.589	603	81.78
August 1, 2008	196	34,588,995.00	5.19	360	41.38	8.622	603	80.48
February 1, 2009	1	175,960.16	0.03	354	28.00	6.950	555	85.00
March 1, 2009	7	771,153.25	0.12	355	42.56	8.551	569	79.32
April 1, 2009	49	8,717,318.25	1.31	356	41.32	8.251	602	88.70
May 1, 2009	73	11,046,611.56	1.66	356	40.12	8.417	592	86.97
June 1, 2009	33	4,772,761.86	0.72	358	39.41	8.549	583	78.20
July 1, 2009	1,022	185,621,050.76	27.86	359	40.72	8.418	601	81.59
August 1, 2009	148	27,490,774.00	4.13	360	40.87	8.374	602	82.69
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
Total:	3,757	666,271,448.18	100.00	359	40.40	8.526	601	82.17
[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	4,557	781,656,637.36	84.99	358	40.48	8.310	609	80.89
Retail	861	138,064,441.66	15.01	352	40.99	8.581	598	79.19
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	5,388	915,585,223.15	99.55	357	40.56	8.347	607	80.64
1 x 30	30	4,135,855.87	0.45	355	38.57	8.996	566	80.58
Total:	5,418	919,721,079.02	100.00	357	40.56	8.350	607	80.64
[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	2,726

Aggregate Current Principal Balance	$780,357,774	$21,993 to $999,033
Average Current Principal Balance	$286,265

Aggregate Original Principal Balance	$780,713,320	$22,000 to $1,000,000
Average Original Principal Balance	$286,395

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.10%

Wtd. Avg. Gross Coupon	8.288%	5.600% to 13.350%

Wtd. Avg. Original Term (months)	359	180 to 360
Wtd. Avg. Remaining Term (months)	358	179 to 360

Margin (ARM Loans Only)	5.953%	4.250% to 6.990%

Maximum Mortgage Rate (ARM Loans Only)	14.293%	11.600% to 18.450%

Minimum Mortgage Rate (ARM Loans Only)	8.293%	5.600% to 12.450%

Wtd. Avg. Original LTV(1)	81.96%	17.88% to 100.00%

Wtd. Avg. Borrower FICO	634	500 to 814

Retail Originations	2.48%

Geographic Distribution (Top 5)	CA (45.45%)
	FL (13.98%)
	AZ (5.69%)
	NY (5.12%)
	IL (4.22%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	833	222,487,075.51	28.51	359	40.58	8.669	615	82.51
2YR/6MO LIB - 40YR	499	167,495,099.53	21.46	359	42.32	8.208	636	82.17
2YR/6MO LIB - 5YR IO	422	160,408,566.95	20.56	359	39.92	7.840	655	82.00
3YR/6MO LIB	273	77,407,404.51	9.92	359	39.63	8.657	609	83.21
3YR/6MO LIB - 40YR	112	39,690,776.43	5.09	359	41.50	8.365	640	84.46
3YR/6MO LIB - 5YR IO	83	30,335,531.11	3.89	359	40.43	7.384	657	82.78
FIXED RATE	470	69,991,667.20	8.97	355	37.76	8.409	654	76.61
FIXED RATE - 40YR	25	8,226,502.76	1.05	358	40.71	7.345	640	83.39
FIXED RATE - 5YR IO	9	4,315,150.00	0.55	347	34.67	7.294	672	77.80
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	6	142,480.00	0.02	359	30.40	11.363	621	100.00
25,000.01 - 50,000.00	77	3,261,413.00	0.42	354	37.04	11.214	612	90.97
50,000.01 - 100,000.00	428	30,535,085.80	3.91	356	37.77	9.750	604	86.96
100,000.01 - 150,000.00	247	31,247,391.00	4.00	358	37.51	9.244	610	83.52
150,000.01 - 200,000.00	306	54,239,968.00	6.95	359	39.60	8.617	632	82.03
200,000.01 - 250,000.00	291	65,748,656.00	8.42	359	40.26	8.387	631	82.49
250,000.01 - 300,000.00	252	69,135,026.00	8.86	359	41.83	8.253	648	82.83
300,000.01 - 350,000.00	187	60,813,991.00	7.79	359	39.79	8.098	640	82.50
350,000.01 - 400,000.00	170	63,627,311.00	8.15	359	41.54	8.096	650	82.88
400,000.01 - 450,000.00	214	91,929,520.00	11.78	358	40.17	7.972	635	80.86
450,000.01 - 500,000.00	209	99,459,270.00	12.74	357	41.49	8.223	633	81.90
500,000.01 - 550,000.00	103	53,846,295.00	6.90	359	40.49	8.103	639	82.74
550,000.01 - 600,000.00	93	53,492,215.00	6.85	359	41.12	8.134	633	80.99
600,000.01 - 650,000.00	45	28,137,248.00	3.60	359	41.02	8.352	631	80.38
650,000.01 - 700,000.00	38	25,515,531.00	3.27	359	41.30	7.970	639	81.90
700,000.01 - 750,000.00	17	12,364,169.00	1.58	359	42.10	8.491	590	78.49
750,000.01 or greater	43	37,217,750.00	4.77	359	39.66	7.619	633	76.22
Total:	2,726	780,713,319.80	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	6	142,409.99	0.02	359	30.40	11.363	621	100.00
25,000.01 - 50,000.00	82	3,506,074.36	0.45	355	37.31	11.087	610	89.90
50,000.01 - 100,000.00	423	30,221,593.12	3.87	356	37.75	9.753	604	87.05
100,000.01 - 150,000.00	248	31,381,268.50	4.02	358	37.52	9.243	610	83.55
150,000.01 - 200,000.00	305	54,069,403.63	6.93	359	39.60	8.615	632	82.00
200,000.01 - 250,000.00	291	65,726,061.30	8.42	359	40.26	8.387	631	82.49
250,000.01 - 300,000.00	252	69,111,825.24	8.86	359	41.83	8.253	648	82.83
300,000.01 - 350,000.00	187	60,793,667.53	7.79	359	39.79	8.098	640	82.50
350,000.01 - 400,000.00	170	63,607,275.36	8.15	359	41.54	8.096	650	82.88
400,000.01 - 450,000.00	214	91,888,642.80	11.78	358	40.17	7.972	635	80.86
450,000.01 - 500,000.00	209	99,418,231.93	12.74	357	41.49	8.223	633	81.90
500,000.01 - 550,000.00	103	53,827,004.20	6.90	359	40.49	8.103	639	82.74
550,000.01 - 600,000.00	93	53,471,093.62	6.85	359	41.12	8.134	633	80.99
600,000.01 - 650,000.00	45	28,128,799.93	3.60	359	41.02	8.352	631	80.38
650,000.01 - 700,000.00	38	25,507,660.38	3.27	359	41.30	7.970	639	81.90
700,000.01 - 750,000.00	17	12,359,824.09	1.58	359	42.10	8.491	590	78.49
750,000.01 or greater	43	37,196,938.02	4.77	359	39.66	7.619	633	76.22
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
121 to 180	9	1,070,446.79	0.14	179	29.63	8.017	637	73.20
181 to 240	10	1,986,235.63	0.25	239	40.36	7.950	642	78.32
301 to 360	2,707	777,301,091.58	99.61	359	40.50	8.289	634	81.99
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	10	4,311,912.72	0.55	359	39.34	5.871	717	65.54
6.000 - 6.499	55	27,922,415.57	3.58	356	33.33	6.196	720	62.54
6.500 - 6.999	140	58,055,949.25	7.44	358	39.30	6.807	643	79.70
7.000 - 7.499	273	97,381,622.44	12.48	359	39.52	7.231	647	81.20
7.500 - 7.999	521	169,161,750.77	21.68	359	41.40	7.757	639	81.16
8.000 - 8.499	403	116,481,863.42	14.93	358	40.72	8.251	635	81.68
8.500 - 8.999	480	136,466,796.53	17.49	358	41.82	8.712	628	82.04
9.000 - 9.499	223	58,800,035.22	7.54	359	40.99	9.233	607	85.18
9.500 - 9.999	234	52,522,760.61	6.73	359	40.47	9.727	616	86.33
10.000 - 10.499	93	21,115,329.13	2.71	359	39.25	10.238	595	88.09
10.500 - 10.999	77	16,901,933.54	2.17	359	40.37	10.737	586	89.43
11.000 - 11.499	23	4,561,182.75	0.58	359	39.04	11.213	628	93.10
11.500 - 11.999	51	5,193,438.41	0.67	355	39.07	11.785	638	97.89
12.000 - 12.499	61	5,713,673.50	0.73	359	41.66	12.310	593	93.69
12.500 - 12.999	64	4,683,565.92	0.60	356	41.72	12.691	611	100.00
13.000 - 13.499	18	1,083,544.22	0.14	359	40.80	13.105	600	100.00
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	3	174,987.19	0.02	359	42.57	8.729	584	22.56
25.01 to 30.00	4	381,756.58	0.05	359	18.17	7.629	640	27.84
30.01 to 35.00	3	212,844.21	0.03	331	40.05	7.180	627	32.39
35.01 to 40.00	10	3,041,899.65	0.39	359	32.21	6.579	734	37.66
40.01 to 45.00	5	1,330,130.32	0.17	355	38.34	7.340	642	43.65
45.01 to 50.00	10	4,103,253.19	0.53	359	31.37	6.397	714	47.90
50.01 to 55.00	10	5,027,242.42	0.64	359	31.50	7.040	719	52.55
55.01 to 60.00	25	9,259,914.66	1.19	358	39.22	7.143	650	57.79
60.01 to 65.00	56	19,337,790.97	2.48	354	37.73	7.483	646	63.40
65.01 to 70.00	47	15,533,503.95	1.99	358	39.69	7.882	585	68.25
70.01 to 75.00	87	27,978,607.81	3.59	359	40.81	8.300	567	74.19
75.01 to 80.00	1,397	422,895,994.01	54.19	359	40.95	8.057	647	79.95
80.01 to 85.00	168	59,904,698.89	7.68	359	40.80	8.079	606	84.58
85.01 to 90.00	449	123,627,911.87	15.84	359	40.24	8.561	613	89.79
90.01 to 95.00	199	62,155,440.75	7.96	358	40.61	9.103	633	94.80
95.01 to 100.00	253	25,391,797.53	3.25	357	40.10	11.399	639	100.00
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	78	17,533,371.72	2.25	358	41.45	9.166	510	77.39
520 to 539	99	28,735,151.57	3.68	358	41.11	9.095	531	80.32
540 to 559	152	36,319,627.99	4.65	359	41.75	8.912	550	82.27
560 to 579	133	39,887,032.04	5.11	357	42.03	8.707	569	82.88
580 to 599	237	59,039,812.74	7.57	359	40.57	8.866	589	83.56
600 to 619	418	104,346,244.00	13.37	358	39.59	8.362	610	84.34
620 to 639	607	167,953,868.61	21.52	359	41.25	8.214	629	82.41
640 to 659	326	103,259,181.50	13.23	358	40.55	8.054	650	82.52
660 to 679	227	72,385,708.44	9.28	358	40.58	8.160	668	82.92
680 to 699	190	63,683,531.52	8.16	358	40.48	7.939	689	81.66
700 to 719	97	31,534,266.37	4.04	359	40.44	7.839	710	80.37
720 to 739	49	16,357,507.45	2.10	358	39.12	7.868	730	78.30
740 to 759	44	13,333,191.16	1.71	359	37.79	7.803	750	78.24
760 to 779	39	14,219,830.19	1.82	359	35.98	7.595	769	73.91
780 to 799	20	7,042,374.28	0.90	359	36.44	7.214	784	69.28
800 or greater	10	4,727,074.42	0.61	359	30.68	6.870	806	64.95
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	117	29,835,826.71	3.82	355	13.79	8.033	639	79.76
20.01 - 25.00	119	30,457,442.75	3.90	359	23.02	8.164	645	80.98
25.01 - 30.00	183	46,116,683.82	5.91	359	28.15	8.160	642	79.52
30.01 - 35.00	274	68,402,932.90	8.77	359	33.28	8.233	628	81.14
35.01 - 40.00	474	128,613,544.88	16.48	358	38.17	8.225	644	81.82
40.01 - 45.00	670	199,398,429.80	25.55	359	43.09	8.345	635	82.48
45.01 - 50.00	845	261,217,523.67	33.47	358	47.97	8.348	631	83.40
50.01 - 55.00	44	16,315,389.47	2.09	359	53.41	8.431	570	70.04
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	9	2,368,927.70	0.30	358	43.96	9.263	594	89.53
Alaska	3	403,744.44	0.05	359	39.32	8.528	640	81.75
Arizona	193	44,432,573.82	5.69	359	38.10	8.498	643	82.56
Arkansas	3	296,075.49	0.04	359	34.44	10.442	617	95.20
California	881	354,701,012.49	45.45	359	41.46	8.047	640	80.93
Colorado	32	6,851,083.08	0.88	359	38.80	7.998	635	85.14
Connecticut	17	5,577,600.59	0.71	359	38.11	7.698	652	77.20
Delaware	4	976,756.68	0.13	298	38.44	7.853	599	80.22
Florida	434	109,065,225.96	13.98	359	40.44	8.451	637	82.29
Georgia	3	463,120.34	0.06	359	37.43	8.215	657	86.88
Hawaii	3	1,211,690.16	0.16	359	46.70	7.499	639	79.63
Idaho	7	1,588,234.38	0.20	358	35.57	8.642	641	89.51
Illinois	109	32,957,039.09	4.22	359	40.06	8.670	629	82.23
Indiana	38	3,028,697.66	0.39	359	35.65	8.932	626	88.28
Iowa	9	1,167,758.61	0.15	359	40.47	8.810	588	83.52
Kansas	7	1,020,141.13	0.13	347	39.56	8.703	590	83.35
Kentucky	5	352,584.73	0.05	359	44.45	8.703	623	85.99
Louisiana	36	4,880,263.64	0.63	353	39.54	8.660	627	83.19
Maryland	68	18,835,506.74	2.41	358	40.60	8.380	597	80.81
Massachusetts	35	10,310,133.48	1.32	350	39.83	7.986	635	81.71
Michigan	62	5,703,041.07	0.73	358	40.91	8.890	605	84.78
Minnesota	18	5,438,512.15	0.70	359	38.60	8.170	627	84.15
Mississippi	4	363,026.56	0.05	359	36.97	9.266	556	85.37
Missouri	27	3,401,151.49	0.44	359	38.37	9.300	591	84.25
Montana	4	376,782.55	0.05	359	44.48	9.027	565	81.82
Nebraska	6	1,007,518.82	0.13	359	41.10	9.387	637	88.38
Nevada	75	20,971,199.58	2.69	359	41.29	8.411	637	83.40
New Hampshire	3	572,803.95	0.07	358	47.00	9.970	663	92.38
New Jersey	60	23,327,756.92	2.99	359	38.64	8.461	614	84.69
New Mexico	13	2,256,967.45	0.29	359	37.06	9.383	620	85.66
New York	101	39,930,111.05	5.12	359	41.44	8.225	637	80.99
North Carolina	9	1,574,004.91	0.20	359	31.74	9.319	589	82.72
Ohio	48	4,684,232.12	0.60	359	35.56	9.229	581	86.82
Oklahoma	16	1,665,930.90	0.21	359	39.35	9.417	583	88.31
Oregon	13	3,338,017.58	0.43	359	34.01	8.128	628	75.28
Pennsylvania	62	6,388,513.26	0.82	356	38.55	8.753	589	82.50
Rhode Island	10	2,768,081.73	0.35	359	40.64	7.706	667	81.11
South Carolina	4	764,748.91	0.10	359	39.80	8.368	577	89.03
Tennessee	13	2,218,265.01	0.28	359	42.19	9.864	573	88.79
Texas	146	22,495,528.98	2.88	359	37.74	9.062	608	85.49
Utah	64	13,050,522.04	1.67	359	36.19	8.582	650	84.72
Vermont	1	111,139.25	0.01	359	48.00	9.000	583	80.00
Washington	54	15,615,096.63	2.00	359	41.74	7.952	642	82.20
Wisconsin	14	1,488,900.94	0.19	359	38.92	9.318	621	83.71
Wyoming	3	357,749.94	0.05	359	33.46	8.218	593	74.23
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.
Occupancy Status*

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	2,593	759,920,820.87	97.38	358	40.66	8.269	633	81.87
Investor	124	17,576,407.60	2.25	358	33.14	9.169	654	86.36
Second Home	9	2,860,545.53	0.37	359	36.72	7.883	662	79.31
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	1,287	344,576,908.15	44.16	358	38.68	7.867	623	80.48
Stated Documentation	1,124	343,454,964.08	44.01	359	42.63	8.695	648	83.03
Limited Documentation	315	92,325,901.77	11.83	358	39.20	8.344	623	83.53
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	2,107	555,776,219.86	71.22	359	40.35	8.345	644	82.92
Refinance-Debt Consolidation Cash Out**	571	208,166,618.59	26.68	358	41.32	8.212	605	79.89
Refinance-Debt Consolidation No Cash Out***	48	16,414,935.55	2.10	352	34.14	7.345	661	76.06
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	2,596	741,079,295.64	94.97	358	40.44	8.263	636	82.00
II	41	11,087,443.68	1.42	358	40.67	8.291	591	85.17
III	8	2,421,937.68	0.31	359	33.57	9.181	562	78.89
IV	23	5,206,775.06	0.67	359	38.74	10.066	557	72.65
V	3	1,257,434.72	0.16	358	49.82	10.326	567	58.82
8A	5	258,256.25	0.03	357	37.06	9.749	741	92.65
7A	3	128,627.89	0.02	358	38.99	10.598	684	100.00
6A	7	1,969,068.28	0.25	328	41.42	7.429	663	78.46
5A	9	3,486,104.79	0.45	357	44.13	7.505	648	80.68
4A	7	2,602,341.36	0.33	357	37.89	8.654	643	88.42
3A	7	2,097,087.01	0.27	359	43.11	8.222	621	85.51
2A	4	2,315,662.23	0.30	358	48.18	8.345	609	78.58
A	2	895,375.78	0.11	356	44.49	8.644	600	87.53
B	8	4,040,624.15	0.52	358	42.78	10.032	538	87.86
C	3	1,511,739.48	0.19	359	37.96	8.350	563	73.49
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	1,947	558,677,820.89	71.59	358	40.68	8.248	634	81.89
Single Family Attached	1	72,604.12	0.01	179	16.00	8.800	577	70.00
Two-to Four-Family	125	40,233,736.32	5.16	359	40.98	8.472	642	82.45
Condo	224	52,423,469.20	6.72	359	40.45	8.363	642	81.97
PUD	423	127,364,609.01	16.32	359	39.41	8.380	630	82.14
PUD Attached	6	1,585,534.46	0.20	359	46.07	7.825	641	82.97
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	948	263,626,927.77	33.78	358	40.17	8.929	632	83.86
12 months	140	55,508,848.30	7.11	359	39.58	8.211	646	80.87
24 months	1,266	362,263,960.59	46.42	359	41.23	8.013	631	81.82
36 months	372	98,958,037.34	12.68	358	39.06	7.631	645	78.06
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	1,959	395,629,679.23	50.70	359	40.19	8.419	635	82.77
Non-conforming	767	384,728,094.77	49.30	358	40.78	8.154	633	81.14
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.500 - 11.999	4	1,550,480.00	0.22	359	47.69	5.781	658	72.06
12.000 - 12.499	18	8,289,129.01	1.19	359	34.99	6.274	657	77.68
12.500 - 12.999	118	48,166,426.14	6.90	359	39.52	6.806	643	80.36
13.000 - 13.499	247	90,586,873.78	12.98	359	39.28	7.231	647	81.37
13.500 - 13.999	473	159,729,172.77	22.89	359	41.53	7.756	640	81.32
14.000 - 14.499	360	110,236,907.02	15.80	359	40.86	8.253	637	81.61
14.500 - 14.999	442	131,695,278.79	18.87	359	41.92	8.713	629	82.07
15.000 - 15.499	194	55,600,768.11	7.97	359	41.03	9.231	609	85.48
15.500 - 15.999	198	49,361,222.00	7.07	359	40.50	9.723	617	86.29
16.000 - 16.499	77	19,843,827.70	2.84	359	39.28	10.240	593	87.89
16.500 - 16.999	59	15,345,613.47	2.20	359	40.44	10.723	583	89.00
17.000 - 17.499	17	3,925,826.28	0.56	359	38.75	11.222	632	92.32
17.500 - 17.999	11	1,809,111.56	0.26	359	37.07	11.818	640	94.60
18.000 - 18.499	4	1,683,817.41	0.24	359	46.13	12.365	542	78.60
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	4	1,550,480.00	0.22	359	47.69	5.781	658	72.06
6.000 - 6.499	18	8,289,129.01	1.19	359	34.99	6.274	657	77.68
6.500 - 6.999	118	48,166,426.14	6.90	359	39.52	6.806	643	80.36
7.000 - 7.499	247	90,586,873.78	12.98	359	39.28	7.231	647	81.37
7.500 - 7.999	473	159,729,172.77	22.89	359	41.53	7.756	640	81.32
8.000 - 8.499	360	110,236,907.02	15.80	359	40.86	8.253	637	81.61
8.500 - 8.999	442	131,695,278.79	18.87	359	41.92	8.713	629	82.07
9.000 - 9.499	194	55,600,768.11	7.97	359	41.03	9.231	609	85.48
9.500 - 9.999	198	49,361,222.00	7.07	359	40.50	9.723	617	86.29
10.000 - 10.499	77	19,843,827.70	2.84	359	39.28	10.240	593	87.89
10.500 - 10.999	59	15,345,613.47	2.20	359	40.44	10.723	583	89.00
11.000 - 11.499	17	3,925,826.28	0.56	359	38.75	11.222	632	92.32
11.500 - 11.999	11	1,809,111.56	0.26	359	37.07	11.818	640	94.60
12.000 - 12.499	4	1,683,817.41	0.24	359	46.13	12.365	542	78.60
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	1	404,766.99	0.06	359	32.00	8.750	521	90.00
4.500 - 4.749	67	21,808,800.64	3.13	359	40.81	8.665	624	82.82
5.250 - 5.499	2	892,500.00	0.13	358	40.07	6.922	664	69.50
5.500 - 5.749	5	2,465,504.80	0.35	357	46.74	7.577	646	90.91
5.750 - 5.999	3	1,242,041.34	0.18	357	38.17	8.198	630	84.70
6.000 - 6.249	2,132	665,882,203.57	95.42	359	40.77	8.280	632	82.45
6.250 - 6.499	4	1,809,178.96	0.26	358	46.77	8.863	610	87.89
6.500 - 6.749	5	2,029,394.19	0.29	358	39.97	9.705	532	89.02
6.750 - 6.999	3	1,290,063.55	0.18	358	38.66	8.372	568	78.48
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	4	1,109,879.12	0.16	355	36.85	7.519	611	90.51
April 1, 2008	11	4,500,499.11	0.64	356	38.93	8.181	608	89.29
May 1, 2008	32	12,006,734.26	1.72	357	45.74	8.500	621	86.53
June 1, 2008	33	9,838,785.57	1.41	358	40.15	8.075	619	84.34
July 1, 2008	1,574	495,234,561.93	70.97	359	40.89	8.273	634	82.00
August 1, 2008	100	27,700,282.00	3.97	360	40.07	8.566	626	82.76
February 1, 2009	1	49,799.36	0.01	354	40.00	8.100	572	76.92
March 1, 2009	1	492,324.55	0.07	355	46.00	8.200	564	85.00
April 1, 2009	4	1,887,643.84	0.27	356	45.82	7.526	621	90.95
May 1, 2009	11	4,264,108.81	0.61	357	43.15	8.271	609	85.73
June 1, 2009	12	3,667,200.68	0.53	358	43.31	8.760	593	90.25
July 1, 2009	392	121,065,959.81	17.35	359	39.91	8.288	629	83.22
August 1, 2009	47	16,006,675.00	2.29	360	40.94	8.537	630	82.24
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
Total:	2,222	697,824,454.04	100.00	359	40.79	8.293	632	82.51
[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	2,670	760,993,719.55	97.52	358	40.43	8.282	635	81.93
Retail	56	19,364,054.45	2.48	355	42.49	8.522	611	83.37
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	2,718	778,298,373.48	99.74	358	40.48	8.288	634	81.94
1 x 30	8	2,059,400.52	0.26	355	40.15	8.271	598	90.60
Total:	2,726	780,357,774.00	100.00	358	40.48	8.288	634	81.96
[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	903

Aggregate Current Principal Balance	$287,392,077	$60,177 to $850,000
Average Current Principal Balance	$318,264

Aggregate Original Principal Balance	$287,394,060	$60,177 to $850,000
Average Original Principal Balance	$318,266

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Wtd. Avg. Gross Coupon	7.686%	5.600% to 10.800%

Wtd. Avg. Original Term (months)	360	180 to 360
Wtd. Avg. Remaining Term (months)	359	179 to 360

Margin (ARM Loans Only)	5.958%	4.250% to 6.990%

Maximum Mortgage Rate (ARM Loans Only)	13.723%	11.600% to 16.800%

Minimum Mortgage Rate (ARM Loans Only)	7.723%	5.600% to 10.800%

Wtd. Avg. Original LTV(1)	82.31%	34.85% to 95.00%

Wtd. Avg. Borrower FICO	652	546 to 809

Retail Originations	5.90%

Geographic Distribution (Top 5)	CA (52.16%)
	FL (13.47%)
	AZ (8.54%)
	NV (3.28%)
	MD (3.06%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB - 5YR IO	633	209,195,087.33	72.79	359	40.21	7.815	653	82.56
3YR/6MO LIB - 5YR IO	202	59,318,677.27	20.64	359	40.76	7.400	651	83.16
FIXED RATE - 5YR IO	68	18,878,312.59	6.57	355	40.34	7.152	656	76.88
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
50,000.01 - 100,000.00	10	824,957.00	0.29	349	31.41	8.612	633	82.31
100,000.01 - 150,000.00	63	8,011,567.00	2.79	359	40.62	7.892	649	79.02
150,000.01 - 200,000.00	139	24,761,706.00	8.62	358	40.44	7.812	655	82.79
200,000.01 - 250,000.00	142	32,097,913.00	11.17	358	40.56	7.667	652	82.55
250,000.01 - 300,000.00	127	34,918,119.00	12.15	359	41.11	7.606	657	81.27
300,000.01 - 350,000.00	101	32,812,566.00	11.42	359	39.55	7.554	646	83.11
350,000.01 - 400,000.00	84	31,432,726.00	10.94	359	39.57	7.729	650	82.83
400,000.01 - 450,000.00	76	32,423,267.00	11.28	357	41.17	7.648	656	81.13
450,000.01 - 500,000.00	45	21,257,531.00	7.40	359	41.41	7.579	654	82.25
500,000.01 - 550,000.00	45	23,538,712.00	8.19	359	38.80	7.695	657	82.41
550,000.01 - 600,000.00	29	16,562,700.00	5.76	359	41.53	8.077	648	85.05
600,000.01 - 650,000.00	16	9,965,570.00	3.47	359	38.23	7.866	666	83.72
650,000.01 - 700,000.00	14	9,491,826.00	3.30	359	42.93	7.498	647	82.95
700,000.01 - 750,000.00	6	4,358,900.00	1.52	359	37.25	7.836	636	84.75
750,000.01 or greater	6	4,936,000.00	1.72	359	39.14	7.063	639	74.69
Total:	903	287,394,060.00	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
50,000.01 - 100,000.00	10	824,957.00	0.29	349	31.41	8.612	633	82.31
100,000.01 - 150,000.00	63	8,011,493.53	2.79	359	40.62	7.892	649	79.02
150,000.01 - 200,000.00	139	24,761,706.00	8.62	358	40.44	7.812	655	82.79
200,000.01 - 250,000.00	142	32,097,889.66	11.17	358	40.56	7.667	652	82.55
250,000.01 - 300,000.00	127	34,917,848.73	12.15	359	41.11	7.606	657	81.27
300,000.01 - 350,000.00	101	32,812,541.98	11.42	359	39.55	7.554	646	83.11
350,000.01 - 400,000.00	84	31,432,378.34	10.94	359	39.57	7.729	650	82.83
400,000.01 - 450,000.00	76	32,423,267.00	11.28	357	41.17	7.648	656	81.13
450,000.01 - 500,000.00	45	21,257,531.00	7.40	359	41.41	7.579	654	82.25
500,000.01 - 550,000.00	45	23,537,467.95	8.19	359	38.80	7.695	657	82.41
550,000.01 - 600,000.00	29	16,562,700.00	5.76	359	41.53	8.077	648	85.05
600,000.01 - 650,000.00	16	9,965,570.00	3.47	359	38.23	7.866	666	83.72
650,000.01 - 700,000.00	14	9,491,826.00	3.30	359	42.93	7.498	647	82.95
700,000.01 - 750,000.00	6	4,358,900.00	1.52	359	37.25	7.836	636	84.75
750,000.01 or greater	6	4,936,000.00	1.72	359	39.14	7.063	639	74.69
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
121 to 180	1	182,000.00	0.06	179	29.00	6.750	626	65.00
181 to 240	3	704,400.00	0.25	239	38.95	8.197	650	81.46
301 to 360	899	286,505,677.19	99.69	359	40.35	7.685	652	82.33
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	9	2,715,680.00	0.94	359	44.80	5.806	662	74.86
6.000 - 6.499	40	12,702,665.00	4.42	359	36.96	6.271	675	73.08
6.500 - 6.999	112	41,550,405.00	14.46	358	40.25	6.775	655	80.78
7.000 - 7.499	193	60,209,821.34	20.95	359	40.61	7.224	655	81.99
7.500 - 7.999	263	82,635,916.81	28.75	358	40.76	7.743	648	83.12
8.000 - 8.499	127	38,185,895.00	13.29	358	39.57	8.235	655	82.91
8.500 - 8.999	103	31,858,667.04	11.09	359	40.71	8.675	649	83.67
9.000 - 9.499	34	10,803,885.00	3.76	359	41.52	9.205	645	85.59
9.500 - 9.999	13	4,050,342.00	1.41	359	39.85	9.645	632	90.12
10.000 - 10.499	5	1,521,400.00	0.53	359	31.17	10.077	644	87.68
10.500 - 10.999	4	1,157,400.00	0.40	352	43.24	10.688	624	93.35
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
30.01 to 35.00	1	252,000.00	0.09	359	46.00	7.200	674	34.85
40.01 to 45.00	4	902,000.00	0.31	359	30.03	6.782	676	44.16
45.01 to 50.00	10	2,980,500.00	1.04	359	40.54	6.915	648	47.89
50.01 to 55.00	8	1,915,791.00	0.67	359	33.11	7.425	651	53.12
55.01 to 60.00	9	2,163,877.00	0.75	359	32.48	6.785	700	57.57
60.01 to 65.00	15	4,514,550.00	1.57	352	38.50	6.728	671	63.00
65.01 to 70.00	17	5,540,150.00	1.93	359	38.25	7.502	634	67.60
70.01 to 75.00	28	7,632,408.69	2.66	359	40.18	7.006	642	73.74
75.01 to 80.00	463	150,150,044.06	52.25	359	40.23	7.739	660	79.94
80.01 to 85.00	75	26,630,371.12	9.27	359	39.30	7.264	643	84.40
85.01 to 90.00	155	50,943,088.94	17.73	359	41.40	7.732	642	89.55
90.01 to 95.00	118	33,767,296.38	11.75	358	41.74	8.189	642	94.87
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
 (1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
540 to 559	1	444,000.00	0.15	359	42.00	8.800	546	80.00
560 to 579	1	520,000.00	0.18	359	46.00	9.300	577	80.00
580 to 599	1	168,000.00	0.06	359	21.00	9.300	585	80.00
600 to 619	136	42,666,627.98	14.85	359	41.36	7.872	609	85.56
620 to 639	291	91,404,888.32	31.80	358	40.93	7.756	629	81.83
640 to 659	175	56,591,908.00	19.69	358	39.99	7.602	650	82.40
660 to 679	115	35,823,816.94	12.47	359	39.68	7.631	668	82.67
680 to 699	74	26,529,080.95	9.23	359	39.63	7.521	689	81.55
700 to 719	47	16,326,221.00	5.68	359	40.02	7.515	711	80.02
720 to 739	20	4,930,950.00	1.72	359	41.11	7.521	729	80.82
740 to 759	23	6,266,184.00	2.18	359	38.33	7.594	748	80.85
760 to 779	9	2,172,720.00	0.76	359	42.36	7.405	766	76.70
780 to 799	7	2,186,680.00	0.76	359	35.62	7.689	786	75.99
800 or greater	3	1,361,000.00	0.47	359	27.66	7.540	803	75.50
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	29	10,768,961.00	3.75	359	13.95	7.722	663	79.08
20.01 - 25.00	35	9,325,377.53	3.24	358	23.26	7.773	656	82.04
25.01 - 30.00	51	15,863,983.00	5.52	357	28.34	7.677	658	80.00
30.01 - 35.00	86	26,096,678.00	9.08	359	33.44	7.573	652	81.71
35.01 - 40.00	170	54,057,314.73	18.81	358	38.35	7.748	655	82.13
40.01 - 45.00	238	77,433,463.40	26.94	358	43.08	7.697	652	82.28
45.01 - 50.00	294	93,846,299.53	32.65	359	47.89	7.660	649	83.40
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	2	675,000.00	0.23	356	48.26	7.545	651	91.26
Arizona	105	24,556,369.00	8.54	358	38.58	7.732	659	85.08
California	372	149,911,605.54	52.16	359	40.70	7.631	653	81.29
Colorado	15	3,412,310.00	1.19	359	38.86	7.588	651	85.52
Connecticut	5	1,508,375.00	0.52	359	42.12	6.974	662	82.13
Delaware	1	156,650.00	0.05	359	50.00	8.650	666	94.94
Florida	141	38,708,248.73	13.47	358	39.68	7.874	654	82.10
Georgia	4	711,500.00	0.25	359	35.62	8.331	634	84.59
Hawaii	9	3,025,100.00	1.05	359	44.85	7.356	652	76.95
Illinois	21	4,914,226.53	1.71	359	43.96	7.836	647	85.31
Indiana	2	486,000.00	0.17	359	43.93	8.470	650	87.59
Iowa	1	170,000.00	0.06	359	50.00	7.750	634	85.00
Kansas	1	146,400.00	0.05	359	46.00	7.150	633	80.00
Louisiana	3	573,077.00	0.20	359	34.70	6.948	670	71.52
Maine	1	151,200.00	0.05	359	48.00	5.600	625	80.00
Maryland	32	8,784,579.00	3.06	359	41.24	7.472	651	84.21
Massachusetts	7	2,734,650.00	0.95	359	43.81	7.528	633	81.32
Michigan	5	715,964.00	0.25	358	44.07	8.113	626	89.36
Minnesota	13	3,589,469.75	1.25	358	39.53	7.713	643	86.57
Missouri	1	178,500.00	0.06	359	32.00	7.900	619	94.95
Montana	1	194,750.00	0.07	359	50.00	7.800	628	86.63
Nevada	34	9,433,527.00	3.28	359	39.54	8.134	653	82.77
New Hampshire	1	218,336.66	0.08	357	47.00	7.990	635	80.00
New Jersey	25	7,128,542.00	2.48	359	36.79	8.000	639	82.90
New Mexico	4	648,749.00	0.23	359	38.20	7.699	641	85.06
New York	19	7,171,316.04	2.50	359	40.94	7.406	639	81.26
North Carolina	2	551,400.00	0.19	359	29.39	9.234	644	84.26
Ohio	4	702,729.94	0.24	358	39.40	7.870	675	89.12
Oklahoma	2	357,500.00	0.12	359	36.03	6.578	603	80.30
Oregon	3	749,600.00	0.26	359	39.00	8.112	677	84.37
Pennsylvania	12	2,485,170.00	0.86	359	40.82	7.860	645	85.10
Rhode Island	9	2,467,500.00	0.86	359	40.99	7.058	654	85.20
South Carolina	2	281,600.00	0.10	359	43.44	7.725	621	79.89
Tennessee	3	614,550.00	0.21	358	45.91	7.800	648	94.69
Texas	1	135,931.00	0.05	360	48.00	7.500	623	80.00
Utah	19	3,738,620.00	1.30	359	39.28	7.691	670	81.72
Washington	17	4,780,381.00	1.66	359	39.22	7.456	653	84.75
Wisconsin	3	433,100.00	0.15	360	40.69	7.573	645	86.49
Wyoming	1	189,550.00	0.07	359	38.00	7.250	632	85.00
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	893	284,840,897.19	99.11	359	40.41	7.687	652	82.27
Investor	1	468,000.00	0.16	359	44.00	7.900	755	90.00
Second Home	9	2,083,180.00	0.72	359	29.89	7.421	679	87.12
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	556	169,059,579.54	58.83	358	40.08	7.371	651	82.17
Stated Documentation	247	85,077,777.00	29.60	359	41.39	8.260	657	82.42
Limited Documentation	100	33,254,720.65	11.57	359	38.93	7.815	651	82.77
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	507	163,933,698.06	57.04	359	40.05	7.814	660	81.91
Refinance-Debt Consolidation Cash Out**	374	116,646,380.13	40.59	359	40.92	7.532	642	82.85
Refinance-Debt Consolidation No Cash Out***	22	6,811,999.00	2.37	352	37.09	7.225	661	82.73
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	836	268,088,315.82	93.28	359	40.16	7.678	654	82.42
II	5	2,339,308.69	0.81	357	43.80	7.683	624	88.35
6A	12	3,094,479.94	1.08	358	42.37	7.407	669	79.00
5A	13	4,035,251.00	1.40	358	40.17	7.718	650	79.21
4A	24	6,360,743.29	2.21	358	43.95	7.937	629	78.53
3A	13	3,473,978.45	1.21	358	43.67	8.002	619	83.48
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	679	220,048,281.66	76.57	358	40.44	7.694	651	82.23
Single Family Attached	1	141,000.00	0.05	359	18.00	7.990	629	82.31
Two-to Four-Family	33	11,855,200.00	4.13	359	40.66	7.385	658	81.83
Condo	81	20,580,094.53	7.16	359	41.66	7.670	663	82.46
PUD	106	33,713,501.00	11.73	359	38.53	7.773	651	82.89
PUD Attached	3	1,054,000.00	0.37	359	49.48	6.852	658	83.24
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	212	69,427,747.57	24.16	359	39.57	8.124	653	82.98
12 months	64	22,615,451.00	7.87	359	39.40	7.961	665	82.33
24 months	463	147,089,003.29	51.18	358	40.62	7.584	650	82.42
36 months	164	48,259,875.33	16.79	358	40.99	7.235	653	81.03
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	699	179,300,015.24	62.39	359	40.23	7.671	651	82.42
Non-conforming	204	108,092,061.95	37.61	358	40.51	7.710	654	82.14
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.500 - 11.999	8	2,465,680.00	0.92	359	46.70	5.791	660	76.11
12.000 - 12.499	24	7,842,165.00	2.92	359	35.84	6.264	663	76.91
12.500 - 12.999	100	37,676,055.00	14.03	359	40.41	6.772	657	80.88
13.000 - 13.499	180	56,881,521.34	21.18	359	40.59	7.220	655	81.96
13.500 - 13.999	248	78,969,623.22	29.41	358	40.64	7.745	648	83.10
14.000 - 14.499	119	35,653,745.00	13.28	359	39.32	8.235	656	83.32
14.500 - 14.999	101	31,662,448.04	11.79	359	40.74	8.675	649	83.87
15.000 - 15.499	34	10,803,885.00	4.02	359	41.52	9.205	645	85.59
15.500 - 15.999	12	3,879,842.00	1.44	359	40.32	9.649	632	90.24
16.000 - 16.499	5	1,521,400.00	0.57	359	31.17	10.077	644	87.68
16.500 - 16.999	4	1,157,400.00	0.43	352	43.24	10.688	624	93.35
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	8	2,465,680.00	0.92	359	46.70	5.791	660	76.11
6.000 - 6.499	24	7,842,165.00	2.92	359	35.84	6.264	663	76.91
6.500 - 6.999	100	37,676,055.00	14.03	359	40.41	6.772	657	80.88
7.000 - 7.499	180	56,881,521.34	21.18	359	40.59	7.220	655	81.96
7.500 - 7.999	248	78,969,623.22	29.41	358	40.64	7.745	648	83.10
8.000 - 8.499	119	35,653,745.00	13.28	359	39.32	8.235	656	83.32
8.500 - 8.999	101	31,662,448.04	11.79	359	40.74	8.675	649	83.87
9.000 - 9.499	34	10,803,885.00	4.02	359	41.52	9.205	645	85.59
9.500 - 9.999	12	3,879,842.00	1.44	359	40.32	9.649	632	90.24
10.000 - 10.499	5	1,521,400.00	0.57	359	31.17	10.077	644	87.68
10.500 - 10.999	4	1,157,400.00	0.43	352	43.24	10.688	624	93.35
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	1	232,750.00	0.09	357	48.00	8.850	635	95.00
4.500 - 4.749	16	3,717,450.00	1.38	359	44.34	7.738	650	86.55
5.250 - 5.499	13	3,460,256.94	1.29	358	44.13	7.533	661	82.47
5.500 - 5.749	10	3,443,024.00	1.28	357	38.98	7.656	648	84.47
5.750 - 5.999	16	4,314,231.70	1.61	358	43.41	7.778	629	78.09
6.000 - 6.249	778	253,118,051.96	94.27	359	40.18	7.725	653	82.69
6.750 - 6.999	1	228,000.00	0.08	359	44.00	7.100	652	80.00
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	2	769,500.00	0.29	355	39.15	7.580	633	95.00
April 1, 2008	6	1,732,436.79	0.65	356	42.75	7.895	624	91.04
May 1, 2008	14	5,063,785.59	1.89	357	46.87	7.843	637	89.84
June 1, 2008	12	4,018,855.95	1.50	358	39.95	7.726	656	82.70
July 1, 2008	563	187,069,484.00	69.67	359	40.12	7.791	654	82.21
August 1, 2008	36	10,541,025.00	3.93	360	38.51	8.254	648	82.95
April 1, 2009	11	3,457,353.53	1.29	356	42.06	7.497	635	87.40
May 1, 2009	8	2,626,826.74	0.98	357	42.26	7.558	648	83.99
June 1, 2009	2	604,800.00	0.23	358	44.82	6.552	618	86.08
July 1, 2009	163	47,394,937.00	17.65	359	40.45	7.369	652	82.64
August 1, 2009	18	5,234,760.00	1.95	360	41.50	7.639	657	84.32
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
Total:	835	268,513,764.60	100.00	359	40.33	7.723	652	82.69
[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	841	270,427,624.51	94.10	359	40.19	7.678	653	82.47
Retail	62	16,964,452.68	5.90	358	42.70	7.801	639	79.79
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
	Number of	Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Initial	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	901	286,551,577.19	99.71	359	40.32	7.686	653	82.31
1 x 30	2	840,500.00	0.29	355	45.65	7.576	628	83.81
Total:	903	287,392,077.19	100.00	359	40.34	7.686	652	82.31
[1]Original LTV if first lien, combined LTV if second lien.

North American ABS - Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Matt Cherwin	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Alex Wiener	834-5435	Lizmary Rodriguez	834-4154
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006

Structuring:	Vik Garg	834-9593	Asset-Backed Trading
	Haroon Jawadi	834-5308	Peter Basso	834-3720
			Maria Lopes	834-3720
			Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s
John Sang	(212) 438-6058

Moody’s
Greg Besserman	(212) 553-0323

Fitch
Christine Yan	(212) 908-0838

Please Direct All Questions to the Syndicate Desk (x4-4154) Matt Cherwin Andy Cherna Randall Outlaw Melissa Traylor Lizmary Rodriguez